Exhibit 10.1

广告位租赁合同补充协议

Supplemental Agreement to Advertising Space Leasing Agreement

甲方（出租方）：深圳市可至科技有限公司

Party A (Leaser)：Shenzhen Kezhi Technology Co., Ltd

营业执照号码：91440300MA5G10WT71

Business License No.：91440300MA5G10WT71

乙方（承租方）：深圳宏灏互联科技有限公司

Party B (Lessee)：Shenzhen Honghao Internet Technology Co., Ltd

营业执照号码：91440300MA5GANXX8H

Business License No.：91440300MA5GANXX8H

本协议中的所有术语，除非另有说明，否则其定义与双方于2020年9月25日签订的《广告位租赁合同补充协议》（以下简称“原合同”）中的定义相同。

Unless otherwise defined in this Supplemental Agreement, capitalized terms used in this Supplemental Agreement will have the same meaning they do in the Advertising Space Lease Agreement entered into by and between Party A and Party B on September 25, 2020 (hereinafter referred to as the “Original Agreement “).

鉴于：

WHEREAS：

由于业务需要，甲乙双方本着互利互惠的原则，经友好协商，依据实际情况，在原合同基础上变更合同条款部分内容，特订立以下补充协议：

Due to business needs, on the principle of equality, mutual benefit, resource sharing and common development, and in accordance with the provisions of the Contract Law of the People’s Republic of China and other relevant laws and regulations, Party A and Party B have conducted friendly consultations on the basis of equality, voluntariness, honesty and credit and hereby enter into the following Supplemental Agreement to the Original Agreement：

一、	协议内容变更部分为：

I.       Amendments to the Original Agreement:

1、	除原合同第一条所列示广告位外，甲方同意将其已承租或实际控制的广东省深圳市地区多个城中村内广告位的经营权和广告发布权转让给乙方（待转让广告位的具体位置信息见本协议附件2）。乙方拥有上述购物中心广告位或城中村广告位的最终选择权，即乙方在后续实际转让过程中，会陆续对广告位进行考察调研并选择合适的广告位；未被选择的广告位则仍归属甲方运营，且收益权归属甲方。

1.	In addition to the advertising space listed in Article 1 of the Original Agreement, Party A agrees to transfer to Party B the right operate and public advertisements at certain advertising space in several urban villages in Shenzhen, Guangdong that it leases or controls (see Appendix 2 for the specific locations of the advertising space to be transferred). Party B shall reserve the right to choose such advertising space in the shopping center or in the urban villages on the base of its investigation and research on the advertising space to determine the appropriate advertising space in the process of transfer. Party A retains the right to operate the advertising space not selected by Party B and the right to profit from such advertising the space.

2、	鉴于10月1日至12月31日之间没有广告位收益权转移，原合同第二条租赁时间变更为2021年1月1日至2040年12月31日止，即广告位收益权将从2021年1月1日之后开始陆续转移。

2.	Given that there was and will be no transfer of the right to operate or publish advertisements at certain advertising space from October 1, 2020, the effective date of the Original Agreement, to December 31, 2020, both parties agreed to amend the term of lease as set forth in the Article 2 of the Original Agreement from October 1, 2020 to September 30, 2032, to January 1, 2021 to December 31, 2040. In other words, the right to operate and publish advertisements shall commence from January 1, 2021.

3、	原合同第三条修改为如下：

3.	Article 3 of the Original Agreement is amended as follows:

1）	租赁费：按整租计算。乙方在本协议签署后的3个月内支付人民币肆亿柒仟万元整（￥470,000,000元）。[作为前述广告位经营权和广告发布权的20年买断租金的第一期费用。]

1)	Rent: Calculated on an entire rent basis. Party B shall pay￥470,000,000 within three (3) months after the date of the Supplemental Agreement. [As the first installment of the 20-year buyout rent for right to operate and public advertisement in the aforementioned advertising space].

2）	保证金：本租赁合同自签订生效之日起三个工作日内，乙方须向甲方支付人民币【壹仟万元整（￥ 10,000,000 元）】作为合同保证金。本租赁合同期满后，如双方未续签，乙方应结清各项费用并将广告场地恢复至租赁前状态。甲方在与乙方办理完相关结清交接手续后十个工作日内将合同保证金一次性无息退还给乙方，该保证金未经甲方书面同意，不得与其他费用相抵。

2)	Security Deposit: Party B shall pay ￥10,000,000 to Party A as the security deposit within three (3) business days after the date of the Agreement. If this Agreement is not renewed by both parties upon expiration, Party B shall settle all expenses and restore the advertising space to its pre-lease condition. Party A shall return the security deposit to Party B without interest within ten (10) business days after handling the relevant handover procedures with Party B. Without the written consent of Party A, the deposit shall not be offset against other expenses.

4、	鉴于协议中的交易金额提升，原合同第四条第一款甲方同意质押担保物的价值变更为人民币4.75亿元，担保期限变更为2021年1月1日至2040年12月31日止。同时，原协议附件3、4、5将被本协议的附件3、4、5替代。

4.	Given that the rent is increased from ￥150,000,000 to ￥470,000,000, Party A agrees to increase the value of the Hainan Huanghua pear furniture it owns as collateral to to rent from RMB150 million to RMB 475 million as set forth in Paragraph 1, Article 4 of the Original Agreement, with the guarantee term updated from October 1, 2020 to September 30, 2032 to January 1, 2021 to December 31, 2040. Appendix 3, 4 and 5 of the Original Agreement shall be replaced by the updated Appendix 3, 4 and 5 of this Supplemental Agreement accordingly.

5、	原合同第四条第三款变更为：若出现担保物评估价值低于人民币4.7亿元时，甲方须在三个月内补充相应价值的担保物。

5.	Paragraph 3, Article 4 of the Original Agreement shall be amended and read as: Party A shall engage a third-party valuation agency approved by Party B in writing to evaluate the value of the Collateral each year. In the event the value of the Collateral is determined less than RMB470 million anytime during the term of the guarantee, Party A shall provide additional collateral within three months of such determination to make sure aggregate value of the Collateral maintains at RMB470 million. The category of such additional collateral shall be determined by both parties through negotiation.

二、	协议内容新增部分为：

II.	The Original Agreement shall be supplemented by the following information:

1、	深圳市城中村内广告位及广告灯箱的细节信息，参考附件2的城中村广告位明细：

a)	位置：城中村入口墙面、村内楼宇入口墙面、楼宇内部载客电梯内壁。

b)	尺寸：27英寸，长61.75厘米，宽37.12厘米。

c)	灯箱材质：LED晶元灯条、铝合金材质、液晶屏。

d)	亮灯时间：每日7:00至23:00。

1.	Details of the additional advertising space in urban villages of Shenzhen (see Appendix 2 for more details):

a)	Location: the entrance wall of the village, the entrances wall of the buildings and the inner wall of the buildings’ passenger elevator.

b)	Size: 27 inches, 61.75 cm long and 37.12 cm wide.

c)	Light box material: LED crystal light bar, aluminum alloy material, LCD screen.

d)	Lighting time: 7:00 to 23:00 every day.

2、	广告位交付计划：待交付广告位共计10万个；2021年12月31日前，交付50%以上，即超过5万个；2022年12月31日前，交付剩余广告位。若甲方未能在规定时间前交付足够的广告位，应提前7天向乙方提出书面通知，并获得乙方同意，从而再次协商交付时间。

2.	Advertising space delivery schedule: A total of 100,000 advertising positions are subject to the delivery schedule. More than 50% of the advertising space shall be delivered by December 31, 2021, with the remainder delivered by December 31, 2022. If Party A fails to make the delivery according to the delivery schedule, it shall give a written notice to Party B seven (7) days in advance and obtain Party B’s consent to negotiate new delivery schedule.

3、	若甲方未按照本合同约定完成广告位的经营权和广告发布权的交付且协商无果，乙方有权解除本合同，甲方须退还乙方支付的全部租赁费并承担因合同解除而对乙方造成的全部经济损失。

3.	If Party A fails to deliver the right to operate and publish the advertisements in advertising space in accordance with this Agreement and the parties fail to achieve an agreement through negotiation, Party B shall have the right to terminate the Supplemental Agreement and Party A shall refund all the rent paid by Party B and bear all the economic losses caused to Party B by the termination of this Agreement.

4、	付款方式：乙方将租赁费转账至甲方指定的银行账户如下：

开户名：深圳市可至科技有限公司

开户行：337080100100704592

开户账号：兴业银行深圳中心区支行

4.	Payment method: Party B shall transfer the rent to the bank account designated by Party A as follows:

Account name: Shenzhen Kezhi Technology Co., Ltd.

Account number: 337080100100704592

Bank name: Shenzhen Central District Branch of Industrial Bank

5、	甲方如因统一策划宣传需要，可对该广告位进行调整变更，但甲方应提前10个工作日通知乙方，乙方同意全力配合，但甲方应当为乙方安排替换位置的广告位。甲方为乙方安排替换的广告位需在同等商区或住宅小区的类似广告位。

5.	Party A may adjust or change the advertising space for the purpose of unified planning and publicity, provided that Party A shall notify Party B ten (10) business days in advance to obtain Party B’s consent. Party A, in returen, shall arrange advertising space for Party B as replacement. The advertising space that Party A arranges to replace for Party B shall be similar advertising space in the equivalent commercial area or residential area.

6、	本合同履行过程中，乙方不承担任何甲方与第三方之间产生的针对乙方所租用广告位的争议、冲突、诉讼等相关责任。若因上述原因导致甲方无法继续履行其在本合同下的全部或部分义务，甲方应当在1个月内为乙方安排同等数量的替换广告位，且替换的广告位需在同等商区或住宅小区的类似广告位。若甲方未能在1个月内安排足够数量的替换广告位，或者安排的替换广告位未能得到乙方认可，乙方有权自行从第三方处寻找并租赁替换广告位，且期间产生的所有费用由甲方承担，包括替换广告位的租赁费、寻找替换广告位所发生的人员工资、差旅费、第三方中介服务费等。若甲方无法在2个月内为乙方安排替换位置的广告位，且甲乙双方协商无果后，乙方有权要求甲方退回与缺失的广告位相对应的租赁费用（退还费用比例按照被替换广告位收入占所有广告位收入的比例进行计算）或者解除本合同（即甲方须退还乙方支付的全部租赁费并承担因合同解除而对乙方造成的全部经济损失）。

6.	During the performance of this Supplemental Agreement, Party B shall not be liable for any disputes, conflicts or lawsuits arising between Party A and any third party concerning the advertising space hereof. If Party A is unable to continue to perform all or part of its obligations under this Supplemental Agreement due to the above reasons, Party A shall, within one month, arrange the same amount of alternative advertising space for Party B with similar advertising space in the equivalent commercial area or residential area. If Party A fails to arrange sufficient alternative advertising space within one month, or the alternative advertising space is not satisfied to Party B, Party B shall have the right to find and rent alternative advertising space from a third party, and all expenses incurred during the period shall be borne by Party A, including but not limited to the rent of the alternative advertising space, staff salaries, travel expenses, and third-party intermediary service fees. If Party A is unable to arrange alternative advertising space for Party B within two months and both parties fail to achieve any agreement through negotiation, Party B shall have the right to ask Party A to refund the rent to the corresponding advertising space (the percentage of refund shall be calculated based on the percentage of the revenue from the replaced advertising space against the total advertising space) or terminate this Supplemental Agreement, in which case, Party A shall refund all the rent paid by Party B and bear all the economic losses caused to Party B due to the termination of this Agreement).

7、	乙方对广告发布内容承担责任：

7.	Party B shall be responsible for the contents of advertisements released:

a)	乙方所发布的商业广告或店招内容应符合《中华人民共和国广告法》及相关法律法规的要求，主要用于企业、品牌、商品的标志、促销宣传，不得发布含违法、低俗、传销、反动等不合法内容的广告。

a)	The contents of commercial advertisements or store advertisements published by Party B shall comply with the requirements of the Advertising Law of the People’s Republic of China and other relevant laws and regulations, and shall be mainly used for the promotion and publicity of enterprises, brands and products, and shall not publish advertisements containing illegal, vulgar, pyramid selling, reactionary and other illegal contents.

b)	甲方有权审查乙方提供的广告内容和表现形式。对不符合法律法规及政府规定的广告内容和表现形式，甲方有权要求乙方做出修改。乙方做出修改前，甲方有权拒绝发布，由此导致广告延误发布，责任由乙方承担。乙方拒不更换的，甲方有权终止合同，并不予退还乙方所交纳的费用。甲方的审查不代表对乙方的发布行为进行担保，并不免除乙方发布广告应承担的责任。

b)	Party A shall have the right to review the contents and forms of advertisements provided by Party B. Party A shall have the right to request Party B to modify the contents and forms of advertisements that are not in compliance with related laws and government regulations. Before Party B makes any modification, Party A shall have the right to refuse to publish the advertisement, and Party B shall be liable for any delay in the publication of the advertisement. If Party B refuses to replace the advertisement, Party A shall have the right to terminate this Supplemental Agreement and shall not refund the rent paid by Party B. Party A’s review shall not represent a guarantee for Party B’s publication in legal perspective and shall not exempt Party B from any responsibility for publishing advertisements.

c)	乙方应按甲方管理要求进行广告的设计、制作、安装、拆卸和政府报批等事项，并承担相应费用。乙方应在相应施工前将方案报甲方审批备案。

c)	Party B shall design, manufacture, install, dismantle and apply for governmental approval in compliance with the management requirements of Party A, and bear the corresponding expenses. Party B shall submit the compliance plan to Party A for approval and record before the corresponding construction.

8、	乙方应确保施工安全、工程质量和广告发布期间相关设备设施的安全性。乙方应承担因施工质量造成广告位相关设备设施或墙体受到损害而引起的赔偿责任。乙方应承担在施工期间和广告发布期间因乙方设计缺陷和施工质量引起的安全责任（包括但不限于给甲方、安装人员及第三人所造成的人身和财产损失）。

8.	Party B shall ensure the construction safety, project quality and the safety of relevant equipment and facilities during the advertising period. Party B shall be liable for compensation for damage to the equipment, facilities or walls of the advertising space caused by the construction quality. Party B shall be liable for security incidents caused by design defects and construction quality during the construction and the advertising period (including but not limited to personal and property losses caused to Party A, the installer and a third party).

9、	如合同期满后如双方不再续约，乙方应将广告位恢复原状；乙方应另行制定装修方案报请甲方同意，并按方案实施，以上所有费用均由乙方承担。若租赁期届满而乙方未将广告位恢复原状，又未提交装修方案的，甲方有权要求乙方按本合同经定继续支付租金和电费；甲方也有权选择不经催告而自行将广告位恢复原状，所需要费用及产生的后果或损失均由乙方承担。

9.	If the parties do not renew the Agreement upon expiration, Party B shall restore the advertising space to its original condition. Part B shall provide a separate decoration plan and submit it to Party A for approval and decorate the advertising space according to the plan. All the above expenses shall be borne by Party B. If Party B fails to restore the advertising space to its original state and fails to submit the decoration plan upon expiration of the lease, Party A shall have the right to require Party B to continue to pay the rent and electricity fee as stipulated in this Agreement. Party A shall also have the right to restore the advertising space to its original condition without any demand, and all the expenses, consequences or losses incurred thereby shall be bear by Party B.

10	、禁止关联、中介、非法交易

10.	No affiliated parties, intermediaries or illegal transactions shall be allowed.

a)	甲、乙双方声明没有任何己方雇佣之高管或董事同时出任另一方或其附属或关联公司之高管或董事。

a)	Both parties declare that no executive or director employed by them is an executive or director of the other party or its subsidiary or affiliate.

b)	甲、乙双方确认本合同的达成及签署未经过第三方中介，无需就此向第三方支付任何费用。

b)	Both parties confirm that this Agreement was finalized and signed without a third party intermediary, and there is no need to pay any fees to any third party.

c)	甲乙双方均声明任何一方未采用财物或其他手段进行贿赂以促使本合同的达成及签署。若乙方违反前述规定，则视为乙方违约，甲方有权以书面方式通知乙方终止本合同。

c)	There is no bribery from either party by property or other means to promote the finalization and execution of this Agreement. If Party B breaches the foregoing provisions, it shall be deemed as breach of this Agreement and Party A shall have the right to notify Party B in writing to terminate this Agreement.

11	、不可抗力

11.	Force majeure

a)	如本合同的任何一方因不可预见、无法控制、非因无法履行义务一方的过错或疏忽所致的不可抗力事件而无法履行其在本合同项下的义务，则无法履行义务的一方应立即将该不可抗力事件书面通知另一方。在不可抗力事件存续期间，无法履行义务的一方可暂时不履行其义务，也无须对另一方由此引起的任何损失、不便、麻烦或不适进行赔偿，但应尽力减少因不可抗力引起的损失。任何相关的期限应根据该事件所影响的期限相应顺延。不可抗力事件消失时，无法履行义务的一方应继续履行其义务。如不可抗力情形存续超过180天，任何一方有权解除合同。

a)	If either party is unable to perform its obligations under this Agreement due to a force majeure that is unforeseeable, uncontrollable, or is not caused by the fault or negligence of either party, the party unable to perform its obligations shall immediately notify the other party in writing of such force majeure. During the duration of the force majeure, the party unable to perform its obligations may temporarily not perform its obligations and shall not be liable to any loss, inconvenience, trouble or discomfort of the other party caused thereby, but shall use its best efforts to reduce the losses caused by the force majeure. Any relevant period shall be postponed in accordance with the period affected by the force majeure. When the event of force majeure disappears, the party unable to perform its obligations shall continue to perform its obligations. If the force majeure lasts for more than 180 days, either party has the right to terminate this Agreement.

b)	“不可抗力”应被定义为：任何不能预见、不能避免、不能克服的事件，包括洪水、台风、地震、战争或军事行动、内乱或民众动乱、恐怖主义行动、火灾、爆炸、罢工（甲、乙双方内部员工的罢工除外）等情况及类似的天灾。

b)	“Force majeure” shall be defined as any unforeseen, unavoidable or insurmountable event, including flood, typhoon, earthquake, war or military action, civil strife or civil unrest, terrorist action, fire, explosion, strikes (except strikes by employees of both parties) and similar natural disaster.

三、	本协议生效后，即成为原合同不可分割的组成部分，与原合同具有同等法律效力。

除本协议中所作修改外之外，原合同其他部分应完全继续有效。本协议与原合同有冲突时，以本协议为准。

III.	After the effectiveness of this Supplemental Agreement, it shall become an integral part of the Original Agreement and have the same legal effect as the Original Agreement. Except as amended in this Supplemental Agreement, all other parts of the Original Agreement shall remain in full force and effect. In case of any conflict between this Supplemental Agreement and the Original Agreement, this Supplemental Agreement shall prevail.

四、	本协议一式贰份，甲乙双方各持壹份，具有同等法律效力，自双方签字盖章之日起生效。

IV.	This Supplemental Agreement is made in duplicate, each of which is held by both parties. The Supplemental Agreement shall come into effect upon being signed and sealed by both parties.

附录：

Appendix:

1、	乙方企业信息

Company Information of Party B

2、	合同提及广告位明细

Specific location of the advertising space

3、	海南黄花梨家具清单

Scented Rosewood Furniture list

4、	海南黄花梨评估报告

Scented Rosewood Assessment report

5、	海南黄花梨抵押协议

Scented Rosewood Pledge Agreement

（以下无正文）

（Signature page follows）

（本页为签字页）

（This page is the signature page）

甲方（盖章） Party A (seal):	乙方（盖章） Party B (seal):

法定代表人/签约代表 Legal Representative: /s/ Zhifan Li	法定代表人/签约代表 Legal Representative: /s/ Shuang Wang

时间 Date: November 20, 2020	时间 Date: November 20, 2020